UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):    June 15, 2006
APPLIX, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-25040	04-2781676

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

289 Turnpike Road, Westborough, Massachusetts	01581

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 870-0300

(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
Share Purchase Agreement
          On June 15, 2006, Applix, Inc. (the “Company”) entered into a Share Purchase Agreement of the Shares in the Capital of Temtec International B.V. with the Sellers (as defined therein) and Temtec International B.V., a limited liability company incorporated under the laws of the Netherlands (“Temtec”) (the “Agreement”). The Agreement provided for the acquisition by the Company from the Sellers of 100% of the outstanding shares of capital stock of Temtec for an aggregate purchase price of $14,500,000, $12,000,000 of which the Company paid in cash and $2,500,000 of which the Company paid by the issuance of an aggregate of 330,251 shares of the Company’s common stock, $0.0025 par value per share, to the Sellers. Temtec develops analysis and reporting software for business intelligence solutions, offers training, consulting and support services and is located in Hertogenbosch, the Netherlands.
          The terms of the Agreement were determined on the basis of arm’s-length negotiations. Prior to entering into the Agreement, Temtec and the Company had a joint marketing alliance. Other than with respect to the transactions contemplated by the Agreement and the Company’s joint marketing alliance with Temtec, neither the Company nor any of its directors, officers or, to its knowledge, affiliates, nor, to its knowledge, any associates of its directors or officers, had any material relationship with Temtec or any of the Sellers at the time the parties entered into the Agreement.
          A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference as though fully set forth herein. The foregoing summary of the Agreement and the transactions contemplated thereby is qualified in its entirety by the complete text of the Agreement.
Amendment Two to Loan Agreement
          On June 15, 2006, the Company entered into a Second Loan Modification Agreement (“Amendment Two”) with Silicon Valley Bank (“SVB”) to amend the Loan and Security Agreement between the Company and SVB, dated March 19, 2004, as amended by the First Loan Modification Agreement, dated April 14, 2005 (as amended by Amendment Two, the “Loan Agreement”). Amendment Two extends the expiration date of the existing credit facility from March 18, 2007 to June 18, 2007. In addition, Amendment Two provides for an additional loan in the amount of $6,500,000 (the “Term Loan”) and provides that amounts drawn under the Term Loan bear interest at a rate of prime plus 0.75% per annum.
          To finance the acquisition of Temtec, on June 15, 2006, the Company drew down $6,500,000 under the Term Loan, and used approximately $5,500,000 from cash on hand. Commencing on July 1, 2006, the Company will make monthly payments of interest on the Term Loan. Commencing on October 1, 2006, the Company will repay the Term Loan in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest (the “Term Loan Payment”). The Company’s final Term Loan Payment, due on September 1, 2009, will include all outstanding principal and accrued and unpaid interest under the Term Loan. The obligations of the Company under the Loan Agreement are guaranteed by Applix Securities Corp., a wholly-owned subsidiary of the Company.
          A copy of Amendment Two is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference as though fully set forth herein. The foregoing summary of Amendment Two is qualified in its entirety by the complete text of Amendment Two.

Item 2.01.    Completion of Acquisition or Disposition of Assets
          The information contained above under Item 1.01 is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
          The information contained above under Item 1.01 is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits
          (a)    Financial Statements of Businesses Acquired
          The financial statements of Temtec required by this item are not included with this initial report. The required financial statements will be filed by amendment no later than August 31, 2006.
          (b)    Pro Forma Financial Information
          The pro forma financial information required by this item is not included with this initial report. The required pro forma financial information will be filed by amendment no later than August 31, 2006.
          (d)    Exhibits
          See Exhibit Index attached hereto.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIX, INC.
Date: June 21, 2006	By:	/s/ Milton A. Alpern
Milton A. Alpern
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1+	Share Purchase Agreement of the Shares in the Capital of Temtec International B.V. by and among Applix, Inc., the Sellers (as defined therein) and Temtec International B.V., dated June 15, 2006.

10.1	Second Loan Modification Agreement by and between Applix, Inc. and Silicon Valley Bank, dated June 15, 2006.

+	Applix, Inc. hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.